UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2012

PROVECTUS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in charter)

Nevada	0-9410	90-0031917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7327 Oak Ridge Hwy., Knoxville, Tennessee 37931

(Address of Principal Executive Offices)

(866) 594-5999

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 21, 2012, Provectus Pharmaceuticals, Inc., a Nevada corporation (the “Company”), was made aware, after the stock market closed, that the law firm of Levi & Korsinsky, LLP, is seeking information in connection with the compensation paid to the Company’s executive officers.

The Company has received no inquiry from the staff of the U.S. Securities and Exchange Commission (the “SEC”) related to this matter. The Company has received no inquiry from Nasdaq or any other self-regulatory organization related to this matter. The Company has never received shareholder proposals related to compensation.

The Company held its most recent annual meeting of stockholders on Thursday, June 28, 2012. The Company’s stockholders approved the advisory vote on the compensation of the Company’s named executive officers.

The Company may take legal action to recoup expenses relating to this matter and to determine if stock manipulation, including possible shorting in the Company’s stock, has occurred due to the actions of Levi & Korsinsky.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2012

PROVECTUS PHARMACEUTICALS, INC.

By:	/s/ Peter R. Culpepper
Peter R. Culpepper
Chief Financial Officer and Chief Operating Officer